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                                                           EXHIBIT 10.13

                             EMPLOYMENT AGREEMENT
                             --------------------


        EMPLOYMENT AGREEMENT dated as of July 30, 1997 between True North Communications Inc., a Delaware corporation (the "Company"), and Richard S. Braddock (the "Executive").

        WHEREAS, the Company is a global communications holding company with ownership interests in subsidiaries, affiliates and joint ventures that are engaged in the advertising agency business, the multimedia production business, the business of planning and buying of media time and space and related businesses;

        WHEREAS, the Executive currently serves as a director of the Company;

        WHEREAS, pursuant to an Agreement and Plan of Merger dated as of July 30, 1997 (the "Merger Agreement"), among the Company, a subsidiary of the Company and Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("Bozell"), Bozell will become a wholly-owned subsidiary of the Company (such transaction being hereinafter referred to as the "Merger");

        WHEREAS, the Executive has performed significant services for the Company in connection with the Merger; and

        WHEREAS, the Company and the Executive desire to enter into this Agreement to compensate the Executive for the services he has provided to the Company in connection with the Merger and to provide for the employment of the Executive by the Company upon the terms and subject to the conditions set forth herein, in each case effective upon the consummation of the Merger.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

        1. Employment. The Company hereby employs the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement, effective upon the consummation of the Merger. The term of employment of the Executive by the Company pursuant to this Agreement (the "Employment Period") shall commence upon the consummation of the Merger (the "Effective Date") and shall end on the third annual anniversary of the Effective Date, unless earlier terminated pursuant to Section 4 hereof. In the event that the Merger is not consummated on or prior to the close of business on December 31, 1997, this Agreement shall be of no force or effect.

        2. Position and Duties. The Company shall employ the Executive during the Employment Period in the position, and with
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the title, of Non-Executive Chairman of the Board of Directors (the
"Non-Executive Chairman"). Subject to the powers, authority and responsibilities vested in the Board of Directors of the Company (the "Board") and in duly constituted committees of the Board, the Executive shall have the authority and responsibility for the following: oversight of activities and business of the Board; coordinating strategies regarding the financial results of the Company; coordinating strategies to capitalize on balance sheet opportunities; coordinating the strategic evolution of the Company; and insuring that the operations of the Company are properly integrated. During the Employment Period, the Executive shall perform faithfully and loyally and to the best of the Executive's abilities his duties hereunder, shall devote significant business time, attention and efforts to the affairs of the Company and shall use his reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing, the Executive may engage in charitable, civic or community activities and may serve as a director of any business corporation, provided that such activities or service do not interfere with the performance of the Executive's duties hereunder or violate the terms of any of the covenants contained in Section 7. The principal offices of the Executive for the performance of his duties under this Agreement shall be located in New York, New York and Chicago, Illinois. In connection with the performance of his duties hereunder, the Executive shall be entitled to the full business time services of a personal secretary who shall be an employee of the Company.

        3.      Compensation.

        (a) Annual Base Salary. With respect to the Employment Period, the Company shall pay to the Executive an annual base salary at the rate of $400,000 per annum in accordance with the Company's regular payroll practices. The annual base salary shall be reviewed periodically in accordance with guidelines applicable to the Company's senior executives generally.

        (b) Incentive Compensation. Commencing with the Company's fiscal year ending on December 31, 1998 ("Fiscal 1998"), the Executive shall be entitled to receive variable incentive compensation payable in cash ("VIC") and deferred variable incentive compensation payable in cash ("DVIC") in accordance with the Company's Performance Program (as currently in existence or as amended in the future), as determined from time to time by the Board, provided that the aggregate amount of such VIC and DVIC for Fiscal 1998 shall not exceed 50 percent of the Executive's base salary for Fiscal 1998.

        (c) Phantom Stock Compensation. (i) As compensation for the services provided by the Executive to the Company prior to the date hereof in connection with the Merger, upon the execution of this Agreement the Company shall grant to the
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Executive, and the Executive shall be credited with, 350 phantom stock units
("Units"). The Units shall become vested if, and only if, the Merger is consummated on or prior to the close of business on December 31, 1997 and the Executive becomes the Non-Executive Chairman pursuant to the terms of this Agreement. If the Merger is consummated on or prior to such date and the Executive becomes the Non-Executive Chairman pursuant to the terms of this Agreement, the Units shall, subject to the provisions of this Agreement, become vested cumulatively as follows:

                (1) On or after the Effective Date, 50 Units, subject to adjustment as provided in Section 3(c)(iii) hereof, shall become vested;

                (2) On or after each of the first three annual anniversaries of the date of this Agreement, an additional 100 Units, subject to adjustment as provided in Section 3(c)(iii) hereof, shall become vested; and

                (3) Notwithstanding anything to the contrary contained in this Section 3(c), all Units shall become vested upon a "Change in Control" (as defined herein) of the Company. "Change in Control" shall mean either (A) an acquisition (other than directly from the Company) of 25 percent or more of the beneficial interest in the voting stock of the Company by a party other than the Company or a Company-sponsored benefit plan, or (B) a change in the Board as a result of which the current directors (together with the successors they nominate or approve for nomination) cease to be a majority of the Board; provided, however, that in no event shall the Merger be deemed to constitute an acquisition within the meaning of clause (A) of this
        Section 3(c)(i)(3) or a change in the Board within the meaning of clause (ii) of this Section 3(c)(i)(3).

All units which shall have become vested pursuant to this Section 3(c)(i) are hereinafter referred to as "Vested Units."

        (ii) The Company shall pay to the Executive as additional compensation (the "Phantom Stock Benefit") an amount, determined as of the Valuation Date (as hereinafter defined), equal to the product of (1) the number of Units then credited to the Executive hereunder which shall have become Vested Units pursuant to Section 3(c)(i) hereof (after giving effect to the adjustments provided for in Section 3(c)(iii) below) multiplied by (2) the product of one thousand multiplied by the excess, if any, of the Value (as hereinafter defined) of a share of the Company's common stock, $0.33 1/3 par value ("Common Stock"), over $23.0625, being 100 percent of the fair market value of a share of Common Stock on the date hereof. The Phantom Stock Benefit shall be payable in cash, subject to any applicable payroll or other taxes required to be withheld, on the 30th day following
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the Valuation Date. Nothing in this Section 3(c) shall be deemed to grant to the Executive any right in or to, or any right to purchase or otherwise acquire, any Common Stock (or any securities convertible into Common Stock).

       (iii) In the event of a any change in the number of outstanding shares of Common Stock by reason of any dividend payable in shares of Common Stock, or by reason of any stock split, reverse stock split or combination of shares, the number of Units credited to the Executive hereunder shall be increased or decreased, as the case may be, in the same proportion. Any such adjustment shall be made by the good faith determination of the Board, which determination shall be conclusive.

        (iv) If the Company shall spin-off a significant subsidiary or shall make a substantial non-cash distribution to its stockholders, in partial liquidation or otherwise (excluding, however, any transaction or change described in Section 3(c)(iii) or in clause (D) of the definition of "Valuation Date" in Section 3(c)(v)(1)), and it is reasonable to expect that the future Value of the Common Stock would be materially affected thereby, the Board shall modify the formula for determining the Phantom Stock Benefit in an equitable manner to maintain the economic rights granted to the Executive under this Section 3(c).

        (v) For purposes of this Agreement, the following terms shall have the meanings set forth below:

             (1) "Valuation Date" shall mean the earliest of (A) the date which is the fourth annual anniversary of the date of this Agreement;
        (B) one year following the termination of the Employment Period for any reason other than termination of the Executive's employment by the Company for "Cause" (as hereinafter defined); (C) termination of the Executive's employment for Cause; and (D) the effective date of any Change in Control.

                (2) "Value" shall mean the arithmetic average of the Market Price (as hereinafter defined) of a share of Common Stock for the 10 trading days preceding the Valuation Date, but in no event shall the "Value" be less than the price per share of Common Stock paid prior to the Valuation Date in any tender offer subject to Section 14(d) of the Securities Exchange Act of 1934, as amended (or any statute hereafter substituted therefor), which results in a Change in Control, as such price per share shall be adjusted by the good faith determination of the Board to reflect any change described in Section 3(c)(iii) occurring subsequent to such tender offer.


                (3) "Market Price" shall mean for any day the average of the high and low sale prices (or if no sales were made, the average of the last bid and asked prices) of a share of
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        Common Stock on the principal securities exchange on which the Common
        Stock is traded for such day or, if the Common Stock is no longer listed on a national or regional securities exchange, the average of the high and low sale prices (if the Common Stock is reported on such basis) or otherwise the average of the bid and asked prices of a share of Common Stock, in either case as quoted by a national quotation system for such day.

        (vi) In the absence of manifest error, the determination of the amount of the Phantom Stock Benefit by the Board in accordance with this
Section 3(c) shall be binding upon the Executive and the Company.

        (d) Stock Options. In connection with the employment of the Executive pursuant to this Agreement, the Executive is being granted as of the date of this Agreement under the Company's Stock Option Plan (the "Employee Option Plan"), nonqualified stock options (the "Options") to purchase 50,000 shares of Common Stock at an exercise price equal to 100 percent of the fair market value of a share of Common Stock on the date of grant, as determined in accordance with the terms of the Employee Option Plan. Each Option shall expire four years after its date of grant and shall become exercisable only if the Merger is consummated on or prior to the close of business on December 31, 1997 and the Executive becomes the Non-Executive Chairman pursuant to the terms of this Agreement. If the Merger is consummated on or prior to such date and the Executive becomes the Non-Executive Chairman pursuant to the terms of this Agreement, Options to purchase 50,000 shares of Common Stock shall become exercisable commencing on the Effective Date. The Options are evidenced by a stock option agreement (the "Option Agreement"), a copy of which is attached hereto as Exhibit A.

        (e) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in the Company's employee benefit plans generally available to senior executives of the Company, including medical, dental, salary continuance, short-term disability, long-term disability, employee life, group life, travel accident insurance plans, pension, profit sharing, stock purchase and nonqualified deferred compensation and retirement plans and, as appropriate, the plans or programs for the allowance for or the reimbursement of automobile expenses, financial planning expenses and club dues and any other plans of general application to employees on the date hereof and such plans and programs adopted hereafter for the benefit of senior executives of the Company (all such benefits being hereinafter referred to as the "Employee Benefits"), in the case of plans or programs in effect on the date hereof on terms no less favorable than their terms on the date hereof, subject to modifications of general application to senior executives or all other employees. The Executive shall be entitled to take time off for vacation or illness in accordance with the Company's policy for senior
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executives and to receive all other fringe benefits as are from time to time made generally available to senior executives of the Company.

        (f) Expense Reimbursement. During the Employment Period, the Company shall reimburse the Executive for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the Company's policies and procedures.

        4.      Termination of Employment Period; Suspension.

        (a) Qualifying Termination. For purposes of this Agreement, "Qualifying Termination" means after the Effective Date (i) termination of the Executive's employment by the Company without Cause, (ii) termination of the Executive's employment by the Company on account of the Executive having become unable (as determined by the Company in good faith) to regularly perform his duties hereunder by reason of illness or incapacity for a period of more than six consecutive months ("Termination for Disability"), (iii) termination of the Executive's employment on account of the Executive's death or (iv) termination of the Executive's employment by the Executive due to the occurrence of any of the following events:

        (1) without the Executive's express written consent, any of (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position, duties, responsibilities or status with the Company at the Effective Date (or subsequent thereto if such new position(s), duties, responsibilities or status were agreed to in writing by the Executive), (ii) any adverse change in the Executive's reporting responsibilities, titles or office with the Company after the Effective Date, or (iii) any removal or involuntary termination of the Executive from the Company otherwise than as expressly permitted by this Agreement or any failure to re-elect or re-appoint the Executive to any position with the Company held by the Executive at the Effective Date (or subsequent thereto if held pursuant to the written agreement of the Executive);

        (2) without the Executive's express written consent, a reduction by the Company in the Executive's rate of annual base salary in effect at the Effective Date or, if greater, in effect at any time subsequent thereto;

        (3) without the Executive's express written consent, any requirement of the Company that the Executive (i) be based anywhere other than at the principal offices of the Executive specified in Section 2 hereof (or specified subsequent hereto if agreed to by the Executive in writing) or (ii) travel on Company business after the first 12 months of the Employment Period to an extent substantially more burdensome than the extent of the
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Executive's travel during the first 12 months of the Employment Period;

        (4) without the Executive's express written consent, except as stated in Section 5.15 of the Merger Agreement, the failure of the Company to (i) continue in effect any employee benefit plan, compensation plan or employee agreement (inclusive of this Agreement) in which the Executive is participating on the Effective Date, unless the Executive is permitted to participate in other plans providing the Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such plan or agreement, (ii) provide the Executive and the Executive's dependents welfare benefits including, without limitation, medical, dental, disability, salary continuance, employee life, group life, and travel accident insurance plans and programs in accordance with the most favorable plans, practices, programs and policies of the Company in effect for the Executive at the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to peer executives of the Company, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company in effect for the Executive at the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to peer executives of the Company, (iv) provide an office or offices of a size and with furnishings and other appointments, together with exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive at the Effective Date by the Company or, if more favorable to the Executive, as provided generally at any time thereafter with respect to peer executives of the Company, (v) provide the Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company in effect for the Executive at the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to peer executives of the Company, or (vi) reimburse the Executive promptly for all reasonable employment expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company in effect for the Executive at the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to peer executives of the Company; or

        (5) either (i) an acquisition (other than directly from the Company) of 25 percent or more of the beneficial interest in the voting stock of the Company by a party other than the Company or a Company-sponsored benefit plan, or (ii) a change in the Board as a result of which the current directors (together with the successors they nominate or approve for nomination) cease to be a majority of the Board; provided, however, that in no event
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shall the Merger be deemed to constitute an acquisition within the meaning of clause (i) of this Section 4(a)(5) or a change in the Board within the meaning of clause (ii) of this Section 4(a)(5).

        For purposes of this Agreement, (i) expiration of this Agreement at the end of its stated term or any extension thereof to which the Company and the Executive have mutually consented shall not constitute a Qualifying Termination and (ii) any good faith determination of a Qualifying Termination made by the Executive shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken by the Company in good faith and which is remedied by the Company promptly (the later of 60 days or as soon as reasonably practicable) after receipt of written notice thereof given by the Executive shall not constitute a basis for a Qualifying Termination.

        (b) Nonqualifying Termination. For purposes of this Agreement, "Nonqualifying Termination" means a termination of the Executive's employment
(i) by the Company for Cause, or (ii) by the Executive for any reason other than for a Qualifying Termination.

        (c) Definition of Cause. For purposes of this Agreement, "Cause" means (i) a material breach by the Executive of the duties and responsibilities of the Executive hereunder (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied within 30 days (or sooner, as specified in a written notice, if the Company, in its good faith judgment, determines that the period must be shorter to avoid harm to the Company) after receipt of written notice from the Company specifying such breach or (ii) the commission by the Executive of a felony involving moral turpitude.

        (d) Suspension. If the Company shall conclude that the Executive has committed any act or acts which constitute Cause and shall notify the Executive thereof in writing and if the Executive shall deny that he committed such act or acts or that such act or acts constitute Cause and shall notify the Company of such denial in writing within seven days following the Company's written notice to the Executive, the Board may, in its sole and absolute discretion, suspend the Executive with full compensation and benefits during the pendency of any investigation or arbitration with respect thereto.

        5.      Consequences of Termination of Employment Period.
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        (a)     Qualifying Termination, except for Death or Disability.  If the Employment Period terminates for a reason set forth in clause (i) or (iv) of Section 4(a):

                (i) the Executive shall be entitled to receive (1) all salary payable with respect to the period through the term of this Agreement as specified in Section 1 and any extension thereof to which the Company and the Executive have mutually consented or, if longer, the period of 12 months following such termination (hereinafter referred to as the "Severance Period"), in accordance with the Company's regular payroll practices, and (2) within 30 days after the amount in question is reasonably determinable, (A) unpaid incentive compensation for the prior calendar year, (B) the larger amount of (x) or (y) determined as follows: (x) incentive compensation for the then current calendar year, prorated through the date of such termination based on actual results of operations for such full calendar year or
        (y) a cash incentive compensation payment equivalent to the last incentive compensation amount paid to the Executive, and (C) reimbursement of proper expenses incurred through the date of such termination.

               (ii) the Phantom Stock Benefit shall be payable in accordance with Section 3(c) hereof and the Options shall be governed by the terms of the Option Agreement.

              (iii) the Executive shall be entitled to receive all vested and unvested amounts, if any, including all credited interest, in the Executive's deferred incentive compensation account. Such payment shall be made under the terms of the Executive's deferred incentive compensation agreement, if any, and shall commence at the conclusion of the Severance Period. The Company covenants that the Compensation Committee of the Board shall take such action, as necessary and if applicable, so that upon termination of the Executive's employment as provided in the introduction to this Section 5(a), all current and future deferred incentive compensation awards are fully vested.

               (iv) during the Severance Period, the Executive shall be entitled to participate in life insurance, medical and dental benefits on terms no less favorable than on the termination date, subject to modifications of general application to all similarly situated employees.

                (v) after expiration of the Severance Period, the Executive shall be entitled to compensation and benefits payable under the Directors Part-Time Employment Agreement, with all age and service requirements deemed to have been satisfied. Service credit under the Directors Part-Time Employment Agreement shall be calculated based on the
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        Executive being a director of the Company and shall include the
        Severance Period.

               (vi) the Executive shall be entitled to participate in all other applicable benefit plans or programs in accordance with the provisions thereof applicable to terminated employees.

        (b) Qualifying Termination Due to Death or Disability. If the Employment Period terminates for a reason set forth in clause (ii) or (iii) of Section 4(a):

                (i) the Executive or the Executive's executor, administrator or other legal representative, as the case may be, shall be entitled to receive within 30 days after the amount in question is reasonably determinable (1) all salary payable through the date of such termination, (2) unpaid incentive compensation for the prior calendar year, (3) incentive compensation for the then current calendar year, prorated through the date of such termination based on actual results of operations for such full calendar year, and (4) reimbursement of proper expenses incurred through the date of such termination.

               (ii) the Phantom Stock Benefit shall be payable in accordance with Section 3(c) hereof and the Options shall be governed by the terms of the Option Agreement.

              (iii) the Executive or the Executive's executor, administrator or other legal representative, as the case may be, shall be entitled to receive all vested and unvested amounts, if any, including all credited interest, in the Executive's deferred incentive compensation account. Such payments shall be made under the terms of the Executive's deferred incentive compensation agreement, if any. The Company covenants that the Compensation Committee of the Board shall take such actions as necessary and if applicable, so that upon the termination of the Executive's employment as provided in the introduction to this Section 5(b), all current and future deferred incentive compensation awards are fully vested.

               (iv) the Executive (or the Executive's qualified dependents, as the case may be), shall be entitled to participate in all other applicable benefit plans or programs in accordance with the provisions thereof applicable to terminated employees (or their qualified dependents, as the case may be).

        (c)     Nonqualifying Termination.  If the Employment Period
terminates for a reason set forth in Section 4(b):
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                (i)  the Executive shall be entitled to receive within 30 days after the amount in question is reasonably determinable (1) all salary payable through the date of such termination, (2) unpaid incentive compensation for the prior calendar year, and (3) reimbursement of proper expenses incurred through the date of such termination.

               (ii) the Phantom Stock Benefit shall be payable in accordance with Section 3(c) hereof and the Options shall be governed by the terms of the Option Agreement.

              (iii) the Executive shall be entitled to receive the vested portion of the amounts in the Executive's deferred incentive compensation account. Such payments will be made in accordance with the terms of the Executive's deferred incentive compensation agreement, if any.

               (iv) the Executive shall be entitled to participate in all other applicable benefit plans or programs in accordance with the provisions thereof applicable to terminated employees.

        (d) Termination after a Change in Control. In the event of a Qualifying Termination, as defined in the Company's Asset Protection Plan, the Executive shall be entitled to payments in accordance with the Company's Asset Protection Plan. The Asset Protection Plan shall supersede this Agreement, and no payments shall be made under this Agreement, if termination occurs after a Change in Control, as defined in the Company's Asset Protection Plan, and payments are made pursuant to the terms of the Asset Protection Plan; it being expressly understood, however, that the Executive's rights independent of this Agreement under the Executive's incentive compensation arrangements and under stock options held by the Executive shall not be affected.

        6. Federal and State Withholding. The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal and state withholding taxes in accordance with the Executive's Form W-4 on file with the Company and all applicable social security taxes.

        7. Noncompetition; Nonsolicitation; Confidentiality. (a) Covenant Not to Compete. During the Employment Period and for any applicable additional period specified in (2) and (3) below, except with the prior written consent of the Board:

        (1) the Executive shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (i) the businesses conducted at the date hereof by the Company or (ii) any business in which the Company is substantially engaged at any time during the Employment Period;

        (2) during the Severance Period and during any time the Executive is receiving payments under the Company's Directors Part-Time Employment Agreement, the Executive shall not solicit, directly or indirectly, any existing business relationship of clients of the Company existing at the end of the Employment Period in which the Company is substantially engaged at any time during the Employment Period, the Severance Period or the period during which the Executive is receiving payments under the Directors Part-Time Employment Agreement; and

        (3) during the Severance Period and during any time the Executive is receiving payments under the Company's Directors Part-Time Employment Agreement, the Executive shall not induce or attempt to persuade any employee of the Company to terminate the employee's employment relationship with the Company.

        (b) Confidential Information and Trade Secrets. The Executive shall not, at any time during the Employment Period or thereafter, make use of any bidding information (or computer programs thereof) of the Company, nor divulge any trade secrets or other confidential information of the Company, except to the extent that such information becomes a matter of public record, is published in a newspaper, magazine or other periodical available to the general public or as the Company may so authorize in writing; and when the Executive shall cease to be employed by the Company, the Executive shall surrender to the Company all records and other documents obtained by him or entrusted to him during the course of his employment hereunder (together with all copies thereof) which pertain specifically to any of the businesses covered by the covenants in Section 7(a)(1) or which were paid for by the Company; provided, however, that the Executive may retain copies of such documents as necessary for the Executive's personal records for federal income tax purposes.

        (c) Scope of Covenants; Remedies. The following provisions shall apply to the covenants of the Executive contained in this Section:

        (1) the covenants covered in Section 7(a)(1) and 7(a)(2) shall apply within all territories in which the Company is actively engaged in the conduct of business during the Employment Period, including, without limitation, the territories in which customers are then being solicited;


        (2) without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in Sections 7(a) and 7(b), including the cessation and recovery of payments and benefits paid and provided under this Agreement, it is expressly agreed that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

        (3) each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Sections 7(a) and 7(b) any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

        (4) the covenants contained in Sections 7(a) and 7(b) shall survive the conclusion of the Executive's employment by the Company.

        8. Nondisparagement; Cooperation. (a) The Executive shall not, at any time during the Employment Period or the Severance Period or the duration of the Company's Directors Part-Time Employment Agreement or thereafter, make any statement, publicly or privately, which would disparage the Company, any of its businesses or any director or officer of the Company or such businesses or would have a deleterious effect upon the interests of the Company or such businesses or the stockholders or other owners of any of them; provided, however, that the Executive shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of the Company by the Executive in the course of carrying out his duties pursuant to this Agreement or, to the extent applicable, his duties as a director or officer of the Company or (ii) private statements made to persons other than clients or competitors of the Company (or their representatives) or members of the press or the financial community that do not have a material adverse effect upon the Company; and provided further that nothing contained in this Section 8(a) or in any other provision of this Agreement shall preclude the Executive from making any statement in good faith which is required by law, regulation or order of any court or regulatory commission, department or agency.

        (b) The Company shall not, at any time during the Employment Period or the Severance Period or the duration of the Company's Directors Part-Time Employment Agreement or thereafter, authorize any person to make or allow, nor shall the Company condone the making of, any statement, publicly or privately, which would disparage the Executive; provided, however, that the Company shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of the Company or (ii) private statements made to persons other than clients or competitors of the Company (or their representatives) or members of the press or the financial community that do not have materially adverse effect upon the Executive; and provided further that nothing contained in this Section 8(b) or in any other provision of this Agreement shall preclude any officer, director, employee, agent or other representative of the Company from making any statement in good faith which is required by any law, regulation or order of any court or regulatory commission, department or agency.

        9. Enforcement. The parties hereto agree that the Company would be damaged irreparably in the event that any provision of Section 7 or 8 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors or permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). Each of the parties agrees that he or it will submit himself or itself to the personal jurisdiction of the courts of the State of Illinois in any action by the other party to enforce an arbitration award against him or it or to obtain interim injunctive or other relief pending an arbitration decision.

        10. Survival. Sections 7, 8 and 9 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.

        11. Arbitration; Certain Costs. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. The Company shall reimburse the Executive, upon demand, for all costs and expenses (including without limitation attorneys' fees) reasonably incurred by the Executive in connection with any such application undertaken by the Executive in good faith, as well as for all such costs and expenses reasonably incurred by the Executive in connection with entering and/or enforcing the award rendered by the arbitrator.

Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

        12. Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (1) if to the Executive, to the most recent address then shown on the employment records of the Company, and if to the Company, to True North Communications Inc., 101 East Erie Street, Chicago, Illinois 60611-2897,
Attention: Secretary, or (2) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        14. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

        15. Successors and Assigns. This Agreement shall be enforceable by the Executive and the Executive's heirs, executors, administrators and legal representatives, and by the Company and its successors and permitted assigns. Any successor or permitted assign of the Company shall assume by instrument delivered to the Executive the liabilities of the Company hereunder. This Agreement shall not be assigned by the Company other than to a successor pursuant to a merger, consolidation or transfer of all or substantially all of the capital stock or assets of the Company.

        16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflict of laws.

        17. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

        18. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     TRUE NORTH COMMUNICATIONS INC.


                                     By:  /s/ Stephen T. Vehslage
                                        ------------------------------
                                          Stephen T. Vehslage
                                          Chairman of the Compensation
                                          Committee of the Board of Directors



                                     By:  /s/ R.P. Meyer
                                        ------------------------------
                                          Richard P. Mayer, a Member of the
                                          Compensation Committee of the
                                          Board of Directors



                                     EXECUTIVE:


                                          /s/ Richard S. Braddock
                                        ------------------------------
                                          Richard S. Braddock

                        TRUE NORTH COMMUNICATIONS INC.
                        ------------------------------
                              STOCK OPTION PLAN
                              -----------------

                            STOCK OPTION AGREEMENT


        THIS AGREEMENT, entered into as of July 30, 1997 (hereinafter called the "Date of Grant"), by and between TRUE NORTH COMMUNICATIONS INC., a Delaware corporation (hereinafter called the "Company"), and Richard S. Braddock (hereinafter called the "Executive").

                                 WITNESSETH:

        WHEREAS, pursuant to an Agreement and Plan of Merger among the Company, a subsidiary of the Company and Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("Bozell"), Bozell will become a wholly-owned subsidiary of the Company (such transaction being hereinafter referred to as the "Merger");

        WHEREAS, the Company is employing the Executive pursuant to the terms of an Employment Agreement (the "Employment Agreement") which provides that during the term of such employment, the Executive shall be the Company's Non-Executive Chairman of the Board (the "Non-Executive Chairman"), effective upon the consummation of the Merger;

        WHEREAS, the Company considers it desirable and in its best interests that the Executive be given an inducement to acquire a proprietary interest in the Company and an added incentive following the consummation of the Merger to advance the interests of the Company in the form of an option to purchase common stock of the Company ("Common Stock"); and

        WHEREAS, the Company has adopted the Stock Option Plan and pursuant to the provisions of the Stock Option Plan, has granted the Executive the option described herein and has so notified the Executive;

                NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

        1. This Agreement recites all the terms and conditions of the option granted to the Executive by the Company on the Date of Grant. The option evidenced by this Agreement is intended to be a "nonqualified stock option" and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

        2. The Company grants to the Executive an option to purchase 50,000 shares of Common Stock at a price of $23.0625 per share.

        3. Subject to the provisions of Paragraph 5 below, the option herein granted shall terminate in all respects on, and no exercise as to any shares covered by such option shall be honored on or after, a date four years from the Date of Grant.

        4. The option granted hereby shall become exercisable if, and only if, the Merger is consummated on or prior to the close of business on December 31, 1997 and the Executive becomes the Non-Executive Chairman pursuant to the terms of the Employment Agreement. If the Merger is consummated on or prior to such date and the Executive becomes the Non-Executive Chairman pursuant to the terms of the Employment Agreement, the option granted hereby shall, subject to the provisions of this Agreement, become exercisable in full for all shares of Common Stock covered by this option on and after the date of consummation of the Merger (the "Effective Date of the Merger") and be exercisable for the period specified in this Agreement (during the lifetime of the Executive only by the Executive).

        5. (a) Subject to the provisions of Sections 5(b) and 5(c) hereof, if at any time during the term of this option, the Executive shall cease to be employed by the Company or a "subsidiary corporation" as that term is defined in the Stock Option Plan (any of the foregoing corporations being sometimes called herein an "Employer Company"), the option granted hereby shall expire and become null and void one year after the date on which such employment was terminated, but in no event later than a date four years from the Date of Grant, and within such period the Executive may exercise this option at any time or times with respect to any and all shares covered by this option as to which no exercise has been made as of such date.

        (b) If at any time during the term of this option, the Executive shall die or cease to be employed by an Employer Company by reason of permanent incapacity (as that term is defined herein), this option shall expire and become null and void one year after the date of death or one year after the date such employment was terminated by reason of permanent incapacity, but in no event later than a date four years from the Date of Grant, and within such period the Executive or the Executive's legal representative, as the case may be, may exercise this option at any time or times with respect to any and all shares covered by this option as to which no exercise has been made as of such date. The term "permanent incapacity" shall mean the Executive's permanent or indefinite inability to render services to the Employer Company by which the Executive was employed immediately prior to such inability of the general nature for which the Executive was employed by such Employer Company, and shall be deemed to exist only upon the written certificate thereof by a duly licensed physician satisfactory to such Employer Company.

        (c) If at any time during the term of this option, the Executive shall cease to be employed by an Employer Company by reason of the termination of such employment for cause, this option shall expire and become null and void on the date of such termination of employment. For purposes of this Agreement, "cause" means (i) a material breach by the Executive of the duties and responsibilities of the Executive under the Employment Agreement (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied within 30 days (or sooner, as specified in a written notice, if the Company, in its good faith judgment, determines that the period must be shorter to avoid harm to the Company) after receipt of written notice from the Company specifying such breach or (ii) the commission by the Executive of a felony involving moral turpitude.

        6. (a) The option granted hereby shall be exercisable by the delivery by the Executive (or by the Executive's legal representative, as the case may be) of written notice of such election to the Company, attention:
Secretary/Treasurer, at its office at 101 East Erie Street, Chicago, Illinois 60611-2897, stating the number of shares with respect to which the option is being exercised and specifying a date, no less than 10 nor more than 15 days after the date of the mailing of such notice, on which the shares will be taken and payment made therefor. On the date specified in the notice of election, the Company shall deliver, or cause to be delivered, to the Executive stock certificates for the number of shares with respect to which the option is being exercised, and for which payment has been received.

        (b) At the request of the Executive, and if approved by the Company as provided in the Stock Option Plan, payment for shares as to which this option is being exercised may be made by transfer to the Company of shares of the Company already owned by the Executive, or any combination of such shares and cash or a check, having a fair market value determined at the close of business on the day preceding transfer equal to the option price. Any request to use shares already owned by the Executive in whole or part payment for an option exercise shall be made in writing and the Company shall notify the Executive within 14 days after receipt of the disposition of such request. The denial of such request will not prevent the Executive from exercising the option for cash. If such request is approved, the Company shall within five days thereafter deliver or cause to be delivered to the Executive stock certificates for the number of shares as to which the option is being exercised, against payment therefor, in whole or in part in shares of the Company.

        (c) Delivery of the shares may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of the Company, as the Company shall determine. Shares shall be registered in the name of the Executive or the Executive's legal representative, as the case may be. Neither the Executive nor the Executive's legal representative shall have any of the rights of a shareholder until the shares are issued as herein provided. In the event of any failure to take and pay for the number of shares specified in the notice of election on the date stated therein, the option shall become inoperative as to such number of shares, but shall continue with respect to any remaining shares subject to the option as to which exercise has not yet been made. Anything herein to the contrary notwithstanding, if the law or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or the Executive to take any action in connection with the shares specified in a notice of election before such shares can be delivered to the Executive, then the date stated therein for the delivery of the shares shall be postponed until the fifth business day next following the completion of such action.

        7. The option granted hereby shall not be assigned, pledged or hypothecated in any way, shall not be subject to execution, and is not transferable by the Executive otherwise than by will or the laws of descent and distribution. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of the option granted hereby contrary to the provisions hereof and the levy of any attachment or similar proceeding upon the option shall be null and void.

        8. If any change is made in the shares subject to this option granted hereby by reason of stock dividends or split-ups, appropriate action shall be taken by the committee appointed by the Board to administer the Plan as to the number of shares and price per share subject to this option in order to prevent dilution.

        9. Upon the complete liquidation of the Company, any unexercised portion of this option shall be deemed cancelled.

        10. The option granted hereby shall not impose any obligation on the Company to continue the employment of the Executive nor shall it impose any obligation on the part of the Executive to remain in the employment of the Company.

        11. This option shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflict of laws.

        12. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

        13. The Board may, from time to time, amend the terms and conditions of this option, but only with the written consent of the Executive or the Executive's legal representative.

        IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above mentioned.


                                        TRUE NORTH COMMUNICATIONS, INC.


                                        By: /s/ Stephen T. Vehslage
                                           --------------------------------
                                           Stephen T. Vehslage
                                           Chairman of the Compensation
                                           Committee of the Board of Directors



                                        By: /s/ Richard P. Mayer
                                           --------------------------------
                                           Richard P. Mayer, a Member of the
                                           Compensation Committee of the
                                           Board of Directors


                                        EXECUTIVE:

                                            /s/ Richard S. Braddock
                                           --------------------------------
                                           Richard S. Braddock